Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities	$6,820,610	$885.32

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

July 2020
Pricing Supplement
Registration Statement No. 333-223208
Dated July 17, 2020
Filed Pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

$6,820,610 Dual Directional Trigger Participation Securities Based on the Level of the S&P 500® Index due
September 3, 2021

Trigger Performance Upside SecuritiesSM
Principal at Risk Securities

The Dual Directional Trigger Participation Securities are senior unsecured debt securities of HSBC USA Inc. (“HSBC”), will not pay interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus, as supplemented or modified by this pricing supplement. All references to “Reference Asset” in the prospectus supplement and the Equity Index Underlying Supplement shall refer to the “underlying index” herein. At maturity, if the level of the underlying index has remained the same or appreciated, investors will receive the stated principal amount of their investment plus the upside performance of the underlying index, subject to the maximum payment at maturity. If the level of the underlying index has depreciated by no more than 10%, the investor will receive the stated principal amount plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive return of 10%. However, if the level of the underlying index has depreciated by more than 10%, investors will be negatively exposed to the full amount of the percentage decline in the underlying index and will lose 1% of the stated principal amount for every 1% decline in the underlying index from the pricing date to the valuation date. These Trigger Participation Securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the underlying index, and the unleveraged absolute return feature, which applies to a limited range of negative performance of the underlying index. Investors may lose up to 100% of the stated principal amount of the Trigger Participation Securities. All payments on the Trigger Participation Securities are subject to the credit risk of HSBC.

FINAL TERMS
Issuer:	HSBC USA Inc. (“HSBC”)
Maturity date:	September 3, 2021, subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement
Underlying index:	S&P 500® Index (Bloomberg symbol: “SPX”)
Aggregate principal amount:	$6,820,610
Payment at maturity:

•     If the final level is greater than or equal to the initial level:

$10 + the upside payment

In no event will the payment at maturity exceed the maximum payment at maturity.

•     If the final level is less than the initial level but is greater than or equal to the trigger level:

$10 + ($10 x absolute index return)

In this scenario, you will receive a 1% positive return on the Trigger Participation Securities for each 1% negative return on the underlying index. In no event will this amount exceed the stated principal amount plus $1.00 for each Trigger Participation Security.

•     If the final level is less than the trigger level:

$10 x the index performance factor

This amount will be less than $9.00. You will lose at least 10%, and possibly all, of the stated principal amount if the final level is less than the trigger level. All payments on the Trigger Participation Securities are subject to the credit risk of HSBC.

Upside payment:	$10 x leverage factor x index percent change
Leverage factor:	100%
Index percent change:	(final level – initial level) / initial level
Absolute index return:	The absolute value of the index percent change. For example, a -5% index percent change will result in a +5% absolute index return.
Trigger level:	2,902.257, which is 90% of the initial level
Initial level:	3,224.73, which was the official closing level of the underlying index on the pricing date
Final level:	The official closing level of the underlying index on the valuation date
Official closing level:	The official closing level of the underlying index on any scheduled trading day as determined by the calculation agent based upon the value displayed on Bloomberg Professional® service page “SPX<INDEX>” or any successor page on the Bloomberg Professional® service or any successor service, as applicable
Valuation date:	August 31, 2021, subject to adjustment as described in “Additional Terms of the Notes—Valuation Dates” in the accompanying Equity Index Underlying Supplement
Index performance factor:	final level / initial level
Maximum payment at maturity:	$11.70 per Trigger Participation Security (117% of the stated principal amount)
Stated principal amount:	$10 per Trigger Participation Security
Issue price:	$10 per Trigger Participation Security
Pricing date:	July 17, 2020
Original issue date:	July 22, 2020
Estimated initial value:	The estimated initial value of the Trigger Participation Securities is less than the price you pay to purchase the Trigger Participation Securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Trigger Participation Securities in the secondary market, if any, at any time. See “Risk Factors—The estimated initial value of the Trigger Participation Securities, which was determined by us on the pricing date, is less than the price to public and may differ from the market value of the Trigger Participation Securities in the secondary market, if any.”
CUSIP:	40438J478
ISIN:	US40438J4783
Listing:	The Trigger Participation Securities will not be listed on any securities exchange.
Agent:	HSBC Securities (USA) Inc., an affiliate of HSBC. See “Supplemental plan of distribution (conflicts of interest)”.

Commissions and issue price:	Price to public	Fees and commissions	Proceeds to issuer
Per Trigger Participation Security	$10.00	$0.175 (1)	$9.775
		$0.050(2)
Total	$6,820,610.00	$119,360.675 $34,103.050	$6,667,146.275

(1)	HSBC Securities (USA) Inc., acting as agent for HSBC, will receive a fee of $0.225 per $10 stated principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $0.175 for each Trigger Participation Securities they sell. See “Supplemental plan of distribution (conflicts of interest).”
(2)	Of the amount per $10 stated principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $0.05 for each Trigger Participation Security.

The estimated initial value of the Trigger Participation Securities on the pricing date is $9.713 per Trigger Participation Security, which is less than the price to public. The market value of the Trigger Participation Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated initial value” above and “Risk Factors” beginning on page 7 of this document for additional information.

An investment in the Trigger Participation Securities involves certain risks. See “Risk Factors” beginning on page 7 of this pricing supplement, page S-1 of the accompanying Equity Index Underlying Supplement and page S-1 of the accompanying prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved the Trigger Participation Securities, or determined that this pricing supplement or the accompanying Equity Index Underlying Supplement, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dual Directional Trigger Participation Securities Based on the Level of the S&P 500® Index due September 3, 2021
Trigger Performance Upside SecuritiesSM
Principal at Risk Securities

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement, and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the related Equity Index Underlying Supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

The Equity Index Underlying Supplement at: https://www.sec.gov/Archives/edgar/data/83246/000114420418010782/tv486722_424b2.htm

The prospectus supplement at: https://www.sec.gov/Archives/edgar/data/83246/000114420418010762/tv486944_424b2.htm

The prospectus at: https://www.sec.gov/Archives/edgar/data/83246/000114420418010720/tv487083_424b3.htm

The Trigger Participation Securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the stated principal amount invested due to the credit risk of HSBC.

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Trigger Performance Upside SecuritiesSM
Principal at Risk Securities

Investment Summary

Dual Directional Trigger Participation Securities
Principal at Risk Securities

The Dual Directional Trigger Participation Securities Based on the Level of the S&P 500® Index due September 3, 2021 (the “Trigger Participation Securities”) can be used:

▪	As an alternative to direct exposure to the underlying index that captures 1:1 returns for any positive performance of the underlying index, subject to the maximum payment at maturity
▪	To obtain an unleveraged positive return for a limited range of negative performance of the underlying index
▪	To potentially outperform the underlying index in a moderately bearish scenario to the extent that the final level is less than the initial level but is greater than or equal to the trigger level

Maturity:	Approximately 13 months
Leverage factor:	100%
Maximum payment at maturity:	$11.70 per Trigger Participation Security (117% of the stated principal amount,
Minimum payment at maturity:	None. You may lose your entire initial investment in the Trigger Participation Securities.
Trigger level:	90% of the initial level
Coupon:	None

Key Investment Rationale

The Trigger Participation Securities offer a 1:1 exposure on the positive performance of the underlying index, and an unleveraged positive return on the absolute value of a limited range of negative performance of the underlying index. At maturity, if the level of the underlying index has remained the same or appreciated, investors will receive the stated principal amount of their investment plus a return reflecting the unleveraged upside performance of the underlying index, subject to the maximum payment at maturity. If the level of the underlying index has depreciated by no more than 10%, investors will receive the stated principal amount plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive return of 10%. However, if the level of the underlying index has decreased by more than 10%, investors will lose 1% of the principal amount for every 1% that the level has declined in the final level from the initial level. Investors may lose up to 100% of the stated principal amount of the Trigger Participation Securities.

These Trigger Participation Securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside in excess of the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the underlying index, and the unleveraged absolute return feature, which applies to a limited range of negative performance of the underlying index. All payments on the Trigger Participation Securities are subject to the credit risk of HSBC.

1:1 Upside Performance	The Trigger Participation Securities offer investors an opportunity to capture 1:1 returns for any positive performance relative to a direct investment in the securities included in the underlying index, subject to the maximum payment at maturity.
Absolute Return Feature	The Trigger Participation Securities enable investors to obtain an unleveraged positive return if the final level is less than the initial level but is greater than or equal to the trigger level.
Upside Scenario if the Underlying Index Remains the Same or Appreciates	The final level of the underlying index is greater than or equal to the initial level and, at maturity for each Trigger Participation Security, we will pay the stated principal amount of $10 plus 100% of the index percent change, subject to the maximum payment at maturity of $11.70 per Trigger Participation Security (117% of the stated principal amount).
Absolute Return Scenario	The final level is less than the initial level but is greater than or equal to the trigger level, which is 90% of the initial level. In this case, investors receive a 1% positive return on the Trigger Participation Securities for each 1% decline in the level of the underlying index. For example, if the final level is 10% less than the initial level, the Trigger Participation Securities will provide a total positive return of 10% at maturity. The maximum return you may receive in this scenario is a positive 10% return at maturity.

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Trigger Performance Upside SecuritiesSM
Principal at Risk Securities

Downside Scenario	The final level is less than the trigger level, at maturity for each Trigger Participation Security, we will pay less than the stated principal amount in an amount that is proportionate to the decline in the final level of the underlying index from the initial level. This amount will be less than $9.00 per Trigger Participation Security. For example, if the final level is 70% less than the initial level, the payment on the Trigger Participation Securities will result in a loss of 70% of principal at $3.00, or 30% of the stated principal amount. There is no minimum payment at maturity on the Trigger Participation Securities.

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How the Trigger Participation Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger Participation Securities are based on the following terms:

Stated principal amount:	$10 per Trigger Participation Security
Leverage factor:	100%
Maximum payment at maturity:	$11.70 per Trigger Participation Security (117% of the stated principal amount).
Trigger level:	90% of the initial level

Trigger Participation Securities Payoff Diagram

How it works

▪	Upside Scenario: If the final level is greater than the initial level, investors would receive the $10 stated principal amount plus 100% of the appreciation of the underlying index, subject to the maximum payment at maturity.

▪	For example, with the leverage factor of 100%, if the underlying index appreciates 10%, investors would receive a 10.00% return, or $11.00 per Trigger Participation Security.

▪	For example, if the level of the underlying index appreciates 50%, the investors would receive only the maximum payment at maturity of $11.70 per Trigger Participation Security, or 117% of the stated principal amount.

▪	Absolute Return Scenario: If the final level is less than the initial level but is greater than or equal to the trigger level, investors would receive a 1% positive return on the Trigger Participation Securities for each 1% decline in the underlying index.

▪	For example, if the level of the underlying index declines by 10%, investors would receive a 10% return, or $11.00 per Trigger Participation Security.

▪	The maximum return under this scenario is a positive 10% return at maturity, or $11.00 per Trigger Participation Security.

▪	Downside Scenario: If the final level is less than the trigger level, investors would receive an amount that is less than the stated principal amount, based on a 1% loss of principal for each 1% decline in the level of the underlying index. This amount will be less than $9.00 per Trigger Participation Security. There is no minimum payment at maturity on the Trigger Participation Securities.

▪	For example, if the underlying index declines by 40%, investors would lose 40% of their principal and receive only $6.00 per Trigger Participation Security at maturity, or 60% of the stated principal amount.

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Principal at Risk Securities

Investor Suitability

The Trigger Participation Securities may be suitable for you if:

▪	You seek an investment with a 1:1 positive return linked to the underlying index and you believe the underlying index will increase or decrease only moderately.

▪	You are willing to make an investment that is exposed to any negative index performance factor on a 1-to-1 basis beyond the trigger level.

▪	You are willing to invest in the Trigger Participation Securities based on the maximum payment at maturity indicated herein, which may limit your return at maturity.

▪	You are willing to accept the risk and return profile of the Trigger Participation Securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

▪	You are willing to forgo dividends or other distributions paid to holders of the stocks included in the underlying index.

▪	You do not seek current income from your investment.

▪	You do not seek an investment for which there is an active secondary market.

▪	You are willing to hold the Trigger Participation Securities to maturity.

▪	You are comfortable with the creditworthiness of HSBC, as Issuer of the Trigger Participation Securities.

The Trigger Participation Securities may not be suitable for you if:

▪	You believe that the final level of underlying index will be less than its trigger level or that the index percent change will not be sufficiently positive to provide you with your desired return.

▪	You are unwilling to make an investment that is exposed to any negative index performance factor on a 1-to-1 beyond the trigger level.

▪	You are unwilling to invest in the Trigger Participation Securities based on the maximum payment at maturity indicated herein, which may limit your return at maturity.

▪	You seek an investment that provides full return of principal.

▪	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

▪	You prefer to receive the dividends or other distributions paid on the stocks included in the underlying index.

▪	You seek current income from your investment.

▪	You seek an investment for which there will be an active secondary market.

▪	You are unable or unwilling to hold the Trigger Participation Securities to maturity.

▪	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Trigger Participation Securities.

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Trigger Performance Upside SecuritiesSM
Principal at Risk Securities

Risk Factors

We urge you to read the section “Risk Factors” on page S-1 of the accompanying Equity Index Underlying Supplement and page S-1 of the accompanying prospectus supplement. Investing in the Trigger Participation Securities is not equivalent to investing directly in any of the stocks included in the underlying index. You should understand the risks of investing in the Trigger Participation Securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Trigger Participation Securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement, including the explanation of risks relating to the Trigger Participation Securities described in the following sections:

“— Risks relating to all note issuances” in the prospectus supplement; and

“— General risks related to Indices” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

▪	Trigger Participation Securities do not pay interest and may result in a loss of principal. The terms of the Trigger Participation Securities differ from those of ordinary debt securities in that the Trigger Participation Securities do not pay interest or guarantee payment of the principal amount at maturity. If the final level is less than the trigger level (which is 90% of the initial level), the absolute return feature will no longer be available and you will receive for each Trigger Participation Security that you hold a payment at maturity that is at least 10% less than the stated principal amount of each Trigger Participation Security. In this case, you will lose a portion of your principal amount equal to the percentage decline in the level of the underlying index from the initial level to the final level, subject to the credit risk of HSBC. There is no minimum payment on the Trigger Participation Securities and you may lose up to 100% of the stated principal amount.

▪	The appreciation potential of the Trigger Participation Securities is limited by the maximum payment at maturity. The appreciation potential of the Trigger Participation Securities is limited by the maximum payment at maturity of $11.70 per Trigger Participation Security (117% of the stated principal amount). Although the leverage factor provides 100% exposure to any amount by which the final level is greater than the initial level, because the payment at maturity will be limited to 117% of the stated principal amount for the Trigger Participation Securities, any increase in the final level over the initial level by more than 17% of the initial level will not further increase the return on the Trigger Participation Securities.

▪	Credit risk of HSBC USA Inc. The Trigger Participation Securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Trigger Participation Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Trigger Participation Securities depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Trigger Participation Securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Trigger Participation Securities.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger Participation Securities in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the Trigger Participation Securities in the secondary market, including: the value, volatility and dividend yield, as applicable, of the underlying index and the securities comprising the underlying index, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Trigger Participation Securities will be affected by the other factors described above. The level of the underlying index may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Information about the S&P 500® Index” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger Participation Security if you try to sell your Trigger Participation Securities prior to maturity.

▪	Investing in the Trigger Participation Securities is not equivalent to investing in the underlying index. Investing in the Trigger Participation Securities is not equivalent to investing in the underlying index or its component securities. Investors in the Trigger Participation Securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities comprising the underlying index.

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▪	Adjustments to the underlying index could adversely affect the value of the Trigger Participation Securities. S&P Dow Jones Indices LLC, the reference sponsor of the underlying index, may add, delete or substitute the stocks comprising the underlying index. In addition, the reference sponsor of the underlying index may make other methodological changes that could change the level of the underlying index. Further, the reference sponsor of the underlying index may discontinue or suspend calculation or publication of the underlying index at any time. Any such actions could affect the value of and the return on the Trigger Participation Securities.

▪	The estimated initial value of the Trigger Participation Securities, which was determined by us on the pricing date, is less than the price to public and may differ from the market value of the Trigger Participation Securities in the secondary market, if any. The estimated initial value of the Trigger Participation Securities was calculated by us on the pricing date and is less than the price to public. The estimated initial value reflects our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Trigger Participation Securities. This internal funding rate is typically lower than the rate we would pay when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the Trigger Participation Securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Trigger Participation Securities to be more favorable to you. We determined the value of the embedded derivatives in the Trigger Participation Securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Trigger Participation Securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Trigger Participation Securities in the secondary market (if any exists) at any time.

▪	The price of your Trigger Participation Securities in the secondary market, if any, immediately after the pricing date is expected to be less than the price to public. The price to public takes into account certain costs. These costs will include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Trigger Participation Securities, the underwriting discount and the costs associated with structuring and hedging our obligations under the Trigger Participation Securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your Trigger Participation Securities in the secondary market, if any, the price you would receive for your Trigger Participation Securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Trigger Participation Securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the underlying index and changes in market conditions, and cannot be predicted with accuracy. The Trigger Participation Securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Trigger Participation Securities to maturity. Any sale of the Trigger Participation Securities prior to maturity could result in a loss to you.

▪	If HSBC Securities (USA) Inc. were to repurchase your Trigger Participation Securities immediately after the original issue date, the price you receive may be higher than the estimated initial value of the Trigger Participation Securities. Assuming that all relevant factors remain constant after the original issue date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the Trigger Participation Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately 1 months after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Trigger Participation Securities and other costs in connection with the Trigger Participation Securities that we will no longer expect to incur over the term of the Trigger Participation Securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Trigger Participation Securities and any agreement we may have with the distributors of the Trigger Participation Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the Trigger Participation Securities based on changes in market conditions and other factors that cannot be predicted.

▪	The amount payable on the Trigger Participation Securities is not linked to the level of the underlying index at any time other than the valuation date. The final level will be based on the official closing level of the

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underlying index on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the level of the underlying index appreciates prior to the valuation date but then decreases by the valuation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the level of the underlying index prior to that decrease. Although the actual level of the underlying index on the stated maturity date or at other times during the term of the Trigger Participation Securities may be higher than the final level, the payment at maturity will be based solely on the official closing level of the underlying index on the valuation date.

▪	The Trigger Participation Securities will not be listed on any securities exchange and secondary trading may be limited. The Trigger Participation Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger Participation Securities. HSBC Securities (USA) Inc. may, but is not obligated to, make a market in the Trigger Participation Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger Participation Securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Trigger Participation Securities, the price at which you may be able to trade your Trigger Participation Securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to transact. If, at any time, HSBC Securities (USA) Inc. were to cease making a market in the Trigger Participation Securities, it is likely that there would be no secondary market for the Trigger Participation Securities. Accordingly, you should be willing to hold your Trigger Participation Securities to maturity.

▪	The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the Trigger Participation Securities. As calculation agent, HSBC or one of its affiliates has determined the initial level, the trigger level and will determine the final level, including whether the value of the underlying index has decreased to or below the trigger level, and the amount of cash, if any, that you will receive at maturity. Determinations made by HSBC or one of its affiliates in its capacity as calculation agent may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or the calculation of the final level in the event of a discontinuance of the underlying index. These determinations, which may be subjective, may adversely affect the payout to you at maturity, if any. Although the calculation agent has made and will make all determinations and take all action in relation to the Trigger Participation Securities in good faith, it should be noted that such discretion could have an impact (positive or negative) on the value of your Trigger Participation Securities. The calculation agent is under no obligation to consider your interests as a holder of the Trigger Participation Securities in taking any actions, including the determination of the initial level, that might affect the value of your Trigger Participation Securities.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger Participation Securities. One or more of our affiliates and/or third-party dealers have carried out and will continue to carry out hedging activities related to the Trigger Participation Securities (and possibly to other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying index as well as in other instruments related to the underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger Participation Securities and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade those stocks and other financial instruments relating to the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial level and, therefore, could have increased the level at which the underlying index must close so that an investor does not suffer a loss on the investor’s initial investment in the Trigger Participation Securities. Additionally, hedging or trading activities during the term of the Trigger Participation Securities, including on the valuation date, could adversely affect the level of the underlying index on the valuation date and, accordingly, the amount of cash, if any, an investor will receive at maturity.

▪	The Trigger Participation Securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction. The Trigger Participation Securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Trigger Participation Securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the Trigger Participation Securities.

▪	The U.S. federal income tax consequences of an investment in the Trigger Participation Securities are uncertain. For a discussion of certain of the U.S. federal income tax consequences of your investment in a Trigger Participation Security, please see the discussion under “Additional Information About the Trigger Participation

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Securities —Tax considerations” herein, and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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Information About the S&P 500® Index

The SPX is a capitalization-weighted index 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of June 30, 2020 were: Information Technology, Health Care, Consumer Discretionary, Communication Services and Financials.

For more information about the SPX, see “The S&P 500® Index” beginning on page S-43 of the accompanying Equity Index Underlying Supplement.

Historical Information

The following graph sets forth the historical performance of the underlying index based on the daily historical official closing level from July 17, 2010 through July 17, 2020. We obtained the official closing levels below from the Bloomberg Professional® service. We have not independently verified the accuracy or completeness of the information obtained from the Bloomberg Professional® service. The historical levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the level of the underlying index on the valuation date.

Historical Performance of the Underlying Index – Daily Official Closing Levels July 17, 2010 to July 17, 2020

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Additional Information About the Trigger Participation Securities

Please read this information in conjunction with the final terms on the cover page of this document.

General Information
Listing:	The Trigger Participation Securities will not be listed on any securities exchange.
CUSIP:	40438J478
ISIN:	US40438J4783
Minimum ticketing size:	$1,000 / 100 Trigger Participation Securities
Denominations:	$10 per Trigger Participation Security and integral multiples thereof
Interest:	None
Tax considerations:

There is no direct legal authority as to the proper tax treatment of each Trigger Participation Security, and therefore significant aspects of the tax treatment of each Trigger Participation Security are uncertain as to both the timing and character of any inclusion in income in respect of each Trigger Participation Security. Under one approach, each Trigger Participation Security could be treated as a pre-paid executory contract with respect to the underlying index. We intend to treat each Trigger Participation Security consistent with this approach. Pursuant to the terms of each Trigger Participation Security, you agree to treat each Trigger Participation Security under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat each Trigger Participation Security as a pre-paid executory contract with respect to the underlying index. Pursuant to this approach, we do not intend to report any income or gain with respect to each Trigger Participation Security prior to maturity or an earlier sale or exchange, and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Trigger Participation Security for more than one year at such time for U.S. federal income tax purposes.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of certain securities (which may include the Trigger Participation Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a security or contract should be ordinary or capital and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder of a Trigger Participation Security is required to accrue income in respect of the Trigger Participation Securities prior to the receipt of payments under the Trigger Participation Securities or its earlier sale or exchange. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a Trigger Participation Security as ordinary income (including gain on a sale or exchange). Finally, it is possible that a non-U.S. holder (as defined under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) of the Trigger Participation Securities could be subject to U.S. withholding tax in respect of a Trigger Participation Security. It is unclear whether any regulations or other guidance would apply to the Trigger Participation Securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Trigger Participation Securities.

We will not attempt to ascertain whether any of the entities whose stock is included in the underlying index would be treated as a passive foreign investment company (a “PFIC”) or United States real property holding corporation (a “USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in the underlying index were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the underlying index and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in the underlying index is or becomes a PFIC or a USRPHC.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on the Issuer’s determination that the Trigger Participation Securities are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under a Trigger Participation Security. However, it is possible that the Trigger Participation Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying index or the Trigger Participation Securities, and following such occurrence the Trigger Participation

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Securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the underlying index or the Trigger Participation Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Trigger Participation Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Trigger Participation Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisors regarding the U.S. federal estate tax consequences of investing in the Trigger Participation Securities.

For a further discussion of U.S. federal income tax consequences related to each Trigger Participation Security, see the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Calculation agent:	HSBC USA Inc., or one of its affiliates.
Supplemental plan of distribution (conflicts of interest):

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Trigger Participation Securities from HSBC for distribution to Morgan Stanley Wealth Management. HSBC Securities (USA) Inc. will act as agent for the Trigger Participation Securities and will receive a fee of $0.225 per $10 stated principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $0.175 for each Trigger Participation Securities they sell. Of the amount per $10 stated principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $0.05 for each Trigger Participation Securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Trigger Participation Securities, but is under no obligation to make a market in the Trigger Participation Securities and may discontinue any market-making activities at any time without notice.

Delivery of the Trigger Participation Securities will be made against payment for the Trigger Participation Securities on the original issue date set forth on the cover page of this document, which is more than two business days following the pricing date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Trigger Participation Securities more than two business days prior to the original issue date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-61 in the prospectus supplement.

Events of default and acceleration:

If the Trigger Participation Securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Trigger Participation Securities, the calculation agent will determine the accelerated payment at maturity due and payable in the same general manner as described in “payment at maturity” in this pricing supplement. In such a case, the third scheduled trading day for the underlying index immediately preceding the date of acceleration will be used as the valuation date for purposes of determining the accelerated final level. If a market disruption event exists on that scheduled trading day, then the accelerated valuation date will be postponed for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled valuation date). The accelerated maturity date will be the fifth business day following such accelerated postponed valuation date.

For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

Where you can find more information:

This pricing supplement relates to an offering of the Trigger Participation Securities linked to the underlying index. The purchaser of a Trigger Participation Security will acquire a senior unsecured debt security of HSBC USA Inc. Although the offering of Trigger Participation Securities relates to the underlying index, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the underlying index or any security comprising the underlying index or as to the suitability of an investment in the Trigger Participation Securities.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you

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request them by calling toll-free 1-866-811-8049.

You should read this document together with the prospectus dated February 26, 2018, the prospectus supplement dated February 26, 2018 and Equity Index Underlying Supplement dated February 26, 2018. If the terms of the Trigger Participation Securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or Equity Index Underlying Supplement, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, on page S-1 of the accompanying Equity Index Underlying Supplement and page S-1 of the accompanying prospectus supplement, as the Trigger Participation Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Trigger Participation Securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at www.sec.gov as follows:

The Equity Index Underlying Supplement at:
https://www.sec.gov/Archives/edgar/data/83246/000114420418010782/tv486722_424b2.htm

The prospectus supplement at:
https://www.sec.gov/Archives/edgar/data/83246/000114420418010762/tv486944_424b2.htm

The prospectus at:
https://www.sec.gov/Archives/edgar/data/83246/000114420418010720/tv487083_424b3.htm

Validity of the Trigger Participation Securities:	In the opinion of Mayer Brown LLP, as counsel to the Issuer, when this pricing supplement has been attached to, and duly notated on, the master note that represents the Trigger Participation Securities pursuant to the Senior Indenture referred to in the prospectus supplement dated February 26, 2018, and issued and paid for as contemplated herein, the Trigger Participation Securities offered by this pricing supplement will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated February 26, 2018, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 dated February 26, 2018.

This document provides a summary of the terms and conditions of the Trigger Participation Securities. We encourage you to read the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks above.

“Performance Upside SecuritiesSM” and “PUSSM” are service marks of Morgan Stanley.

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